EXHIBIT 3.3



                  CERTIFICATE OF AMENDMENT

                           OF THE

                CERTIFICATE OF INCORPORATION

                             OF

                  ROCHESTER TELEPHONE CORP.

      Under Section 805 of the Business Corporation Law


     We, the undersigned, DENISE K. GUTSTEIN and GREGG C.
SAYRE, being respectively President and Secretary of ROCHESTER TELEPHONE CORP. (the "Corporation"), do hereby
CERTIFY that:

     FIRST:    The name under which the Corporation was
formed is "R-NET CORP."

     SECOND:   The Certificate of Incorporation of the
Corporation was filed in the Department of State of the State of New York on December 9, 1994, under the original name of R-NET CORP.

     THIRD:    The Certificate of Incorporation is hereby
amended to change the name of the Corporation.

     FOURTH:   To accomplish the foregoing amendment,
Article 1 of the Certificate of Incorporation is hereby amended to read:

          1.   The name of the corporation is:

               FRONTIER TELEPHONE OF ROCHESTER, INC.

     FIFTH:    The Amendment to the Certificate of
Incorporation was authorized by the Board of Directors of the Corporation followed by a vote of the holders of a majority of all outstanding shares entitled to vote thereon at a meeting of shareholders pursuant to Section 502 of the Business Corporation Law of the State of New York.

     IN WITNESS WHEREOF, the undersigned have executed and subscribed this Certificate of Amendment of the Certificate of Incorporation of the Corporation this 18th day of September, 1997.

                                   /s/ Denise K. Gutstein
                                   ----------------------
                                   Denise K. Gutstein
                                   President


                                   /s/ Gregg C. Sayre
                                   -----------------------
                                   Gregg C. Sayre
                                   Secretary


STATE OF NEW YORK )
COUNTY OF MONROE )    SS:


Denise K. Gutstein and Gregg C. Sayre, being duly sworn, depose and say the they are the persons who signed the foregoing certificate of amendment; that they signed said certificate in the capacity set beneath their signatures thereon; that they have read the said certificate and know the contents thereof; and that the statements contained therein are true to their own knowledge.


/s/ Denise K. Gutstein                  /s/ Gregg C. Sayre
-------------------------               --------------------
Denise K. Gutstein                      Gregg C. Sayre
President                               Secretary



Subscribed and sworn to before me on
September 18, 1997.

/s/ Alexis A. Spinelli
-------------------------
     Notary Public